Exhibit 21.1

Subsidiary	Jurisdiction of Organization
Athlinks Inc.	Delaware
ChronoTrack Administrator LLC	Delaware
ChronoTrack Holdings LLC	Delaware
ChronoTrack Mexico, S. DE R.I. DE C.V.	Mexico
ChronoTrack Systems Europe B.V.	Netherlands
Healthy Way of Life I, LLC	Delaware
Healthy Way of Life II, LLC	Delaware
Healthy Way of Life III, LLC	Delaware
Healthy Way of Life IV, LLC	Delaware
Healthy Way of Life V, LLC	Delaware
Healthy Way of Life VI, LLC	Delaware
Healthy Way of Life VII, LLC	Delaware
Healthy Way of Life VIII, LLC	Delaware
Healthy Way of Life IX, LLC	Delaware
Healthy Way of Life X, LLC	Delaware
Healthy Way of Life XI, LLC	Delaware
Healthy Way of Life XII, LLC	Delaware
Healthy Way of Life XIII, LLC	Delaware
Healthy Way of Life XIV, LLC	Delaware
Healthy Way of Life XV, LLC	Delaware
Life Time, Inc.	Minnesota
Life Time Captive Insurance Company	Vermont
Life Time Digital, LLC	Delaware
Life Time Foundation	Minnesota
Life Time Mixed Use Management Services Company, LLC	Delaware
Life Time Mixed Use Real Estate Company, LLC	Delaware
Life Time Real Estate Development & Construction, LLC	Delaware
LT Canada Co-Borrower GP Inc.	Ontario, Canada
LT Canada Co-Borrower Holdco, LP	Ontario, Canada
LT Canada Co-Borrower, LP	Ontario, Canada
LT Co-Borrower, LLC	Delaware
LT Co-Borrower Holdco, LLC	Delaware
LT Headquarters 2, LLC	Delaware
LT Living (Dallas) Managing Member, LLC	Delaware
LT Living (Dallas) Property, LLC	Delaware
LT Mixed Use (Dallas-Montfort), LLC	Delaware
LT Mixed Use (Stevens Creek), LLC	Delaware
LT Mixed Use ReCo (Henderson), LLC	Delaware
LT MRS Holdings, LLC	Delaware
LT (Connecticut) Property Management Company, LLC	Delaware
LT (Florida) Property Management Company, LLC	Delaware
LT (Illinois) Property Management Company, LLC	Delaware
LT (Massachusetts) Property Management Company, LLC	Delaware
LT (Nevada) Property Management Company, LLC	Delaware
LTF Architecture, LLC	Delaware
LTF Intermediate Holdings, Inc.	Delaware
LTF Club Management Company, LLC	Delaware
LTF Club Operations Company, Inc.	Minnesota
LTF Club Operations Company Canada Inc.	Ontario, Canada
LTF Club Operations Company Kansas, Inc.	Kansas
LTF Construction Company, LLC	Delaware
LTF Educational Programs, LLC	Delaware

LTF Ground Lease Company, LLC	Delaware
LTF Lease Company, LLC	Delaware
LTF Lease Company (Manhattan Four), LLC	Delaware
LTF Management Services, LLC	Delaware
LTF Maryland Liquor, LLC	Maryland
LTF Operations Holdings, Inc.	Minnesota
LTF Real Estate CMBS II, LLC	Delaware
LTF Real Estate Company, Inc.	Minnesota
LTF Real Estate Holdings, LLC	Delaware
LTF Real Estate MP I, LLC	Delaware
LTF Real Estate MP II, LLC	Delaware
LTF Real Estate MP III, LLC	Delaware
LTF Restaurant Company, LLC	Delaware
LTF Triathlon Series, LLC	Delaware
LTF Yoga Company, LLC	Delaware
Massage Retreat & Spa, Inc.	Delaware
Massage Retreat & Spa Franchise Company L.L.C.	Minnesota